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                                                                    Exhibit 10.3


                          MOLTEN METAL TECHNOLOGY, INC.

                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2006

                               PURCHASE AGREEMENT

                                                                  April 25, 1996

Lazard Freres & Co. LLC
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.

  c/o Lazard Freres & Co. LLC
      30 Rockefeller Plaza
      New York, NY 10020

     As Representative of the
     Several Initial Purchasers

Ladies and Gentlemen:

     1. INTRODUCTORY. Molten Metal Technology, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the "Initial Purchasers") $125,000,000 principal amount ("Firm Securities") and also proposes to grant to the Initial Purchasers an option, exercisable from time to time, to purchase an aggregate of up to $18,750,000 principal amount ("Optional Securities") of its 5 1/2% Convertible Subordinated Notes Due 2006 to be issued under an indenture dated as of May 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Firm Securities and the Optional Securities which the Initial Purchasers may elect to purchase pursuant to Section 3 hereof are collectively referred to herein as the "Offered Securities".

     A portion of the Offered Securities will be offered and sold in accordance with Regulation S (the "Regulation S Securities") and a portion of the Offered Securities will be offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933 (the "Act")) (the "144A Securities") and to certain institutional accredited investors (the


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"Restricted Definitive Securities", and together with the 144A Securities, the
"Restricted Offered Securities") in reliance on exemptions from the registration requirements of the Securities Act. Holders (including subsequent transferees) of the Restricted Offered Securities will have the registration rights set forth in the Registration Rights Agreement of even date herewith (the "Registration Rights Agreement"), between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission"), a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

     This Agreement, the Indenture and the Registration Rights Agreement are referred to herein collectively as the "Operative Documents".

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

          (a) A confidential preliminary offering memorandum dated April 16, 1996 for the offer and sale of the Offered Securities outside the U.S. in accordance with Regulation S (the "Preliminary Regulation S Offering Memorandum"), a confidential preliminary offering memorandum dated April 16, 1996 for the offer and sale of the Offered Securities to "qualified institutional buyers" and to certain institutional accredited investors (the "Preliminary U.S. Offering Memorandum" and together with the Preliminary Regulation S Offering Memorandum, the "Preliminary Offering Memoranda"), and a confidential offering memorandum dated April 26, 1996 for the offer and sale of the Offered Securities (the "Offering Memorandum") have been prepared by the Company. Such Preliminary Offering Memoranda and Offering Memorandum, as supplemented as of the date of this Agreement, and the Company's Annual Report are hereinafter collectively referred to as the "Offering Documents". As of their respective dates and, in the case of the Offering Memorandum, as of the date of this Agreement, no Offering Document includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not



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     apply to statements in or omissions from an Offering Document based upon written information furnished to the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(a).

          (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Documents; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on its business and properties.

          (c) The Company's only subsidiaries are MMT Federal Holdings, Inc. and MMT International Holdings, Inc. Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Documents; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on its business and properties; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Offering Memoranda, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (d) To the Company's knowledge, M4 Environmental L.P. ("M4") has been duly organized and is in good standing as a limited partnership under the laws of the state of Delaware with power and authority to own its properties and conduct its business as described in the


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     Offering Documents, and is duly qualified to do business as a foreign partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on its business and properties; to the Company's knowledge, all of the partnership interests of M4 have been duly authorized and validly issued and are beneficially owned by the Company and Lockheed Martin Corporation in the respective amounts as set forth in the Offering Documents.

          (e) The Offered Securities have been duly authorized by the Company; the Indenture has been duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on such Closing Date (as defined below) and authenticated by the Trustee, the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company; and the Offered Securities will conform in all material respects to the description thereof contained in the Offering Memorandum. The Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company and will be enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

          (f) The Company has an authorized capitalization as set forth in the Offering Documents, and when the Offered Securities are delivered and paid for pursuant to this Agreement on each Closing Date, such Offered Securities will be convertible into the shares of Common Stock, par value $.01 per share ("Underlying Shares"), of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid

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     and nonassessable; the Underlying Shares conform to the description thereof contained in the Offering Memorandum, and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

          (g) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Offering Memorandum. The Registration Rights Agreement constitutes a valid and legally binding obligation of the Company and is enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity and (iii) applicable federal and state securities laws and public policy that may limit the application of indemnification provisions with respect to securities law matters.

          (h) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Operative Documents or in connection with the issuance and sale of the Offered Securities by the Company, except as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder and state and foreign securities laws, in each case with respect to the Registration Rights Agreement and the transactions contemplated thereunder.

          (i) The execution, delivery and performance by the Company of the Operative Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions of the Operative Documents and the Offered Securities (in the case of M4, to the Company's knowledge) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any material statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or M4 or any of their respective properties; or (ii) any material agreement or instrument relating to borrowed money to which the Company or any such


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     subsidiary or M4 is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; or (iii) any other material agreement or instrument to which the Company or any such subsidiary or M4 is a party or by which the Company or any such subsidiary or M4 is bound or to which any of the properties of the Company or any such subsidiary or M4 is subject; or (iv) the charter or by-laws of the Company or any such subsidiary or the partnership agreement of M4. The Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

          (j) This Agreement has been duly authorized, executed and delivered by the Company.

          (k) Except as disclosed in the Offering Documents, the Company and its subsidiaries and, to the Company's knowledge, M4 have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Documents, the Company and its subsidiaries and, to the Company's knowledge, M4 hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (l) The Company, its subsidiaries and, to the Company's knowledge, M4 possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries or M4, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole or on M4.

          (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Company and its subsidiaries


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     taken as a whole or, to the Company's knowledge, on M4.

          (n) The Company and its subsidiaries and, to the Company's knowledge, M4 own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries or M4, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole or on M4.

          (o) Except as disclosed in the Offering Documents, neither the Company nor any of its subsidiaries nor, to the Company's knowledge, M4 is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole or on M4; and the Company (in the case of M4, to the Company's knowledge) is not aware of any pending investigation which might lead to such a claim.

          (p) Except as disclosed in the Offering Documents, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or, to the Company's knowledge, M4 or any of their respective properties that are reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or




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     other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or on M4, or would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents; and no such actions, suits or proceedings are, to the Company's knowledge, threatened.

          (q) The financial statements with respect to the Company included in the Offering Documents present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

          (r) Except as disclosed in the Offering Documents, since the date of the latest audited consolidated financial statements of the Company included in the Offering Documents there has been no material adverse change, nor to the best of the Company's knowledge, after due inquiry, any development or event involving a prospective material adverse change, in the financial condition, business or prospects, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in the Offering Documents, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (s) Except as disclosed in the Offering Documents, since December 31, 1995 to the Company's knowledge, there has been no material adverse change, nor to the best of the Company's knowledge, after due inquiry, any development or event involving a prospective material adverse change, in the financial condition (other than the incurrence by M4 of approximately $38 million in indebtedness in connection with a project financing), business, properties or results of operations of M4.

          (t) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Documents, will not be, an "investment
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     company" or an entity "controlled" by an investment company as such terms are defined in the Investment Company Act of 1940.

          (u) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

          (v) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S ("Regulation S") thereunder; and, unless otherwise required as a result of the registration statement to be filed pursuant to the Registration Rights Agreement, it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Company, its affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

          (x)  The Company is subject to Section 13 or 15(d)




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of the Exchange Act.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof plus accrued interest from May 1, 1996 to the First Closing Date (as hereinafter defined), the respective principal amounts of Firm Securities set forth opposite the names of the several Initial Purchasers in Schedule I hereto.

     The Company will deliver against payment of the purchase price the Firm Securities to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Regulation S (the "Firm Regulation S Securities") in the form of definitive securities registered in such names as Lazard Freres & Co. LLC shall specify. The Company will deliver against payments of the purchase price the Firm Securities to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Rule 144A under the Securities Act (the "144A Securities") in the form of one or more permanent global securities in definitive form (collectively, the "Restricted Global Security") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Firm Securities to be purchased by the Initial Purchasers and to be offered and sold by the Initial Purchasers to certain institutional accredited investors (as provided in Section 4) in the form of definitive securities registered in such names as Lazard Freres & Co LLC shall specify (the "Restricted Definitive Securities", and together with the 144A Securities, the "Restricted Securities"). The Regulation S Securities and the Restricted Securities shall be assigned separate CUSIP numbers. The Offered Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Memorandum.

     Payment of the purchase price for the Offered Securities shall be made by the Initial Purchasers in New York Clearing House or next day funds by wire transfer to an account previously designated to Lazard Freres & Co. LLC by the Company at a bank acceptable to Lazard Freres & Co. LLC



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or by certified or official bank check or checks payable to the order of the
Company at the office of Cravath, Swaine & Moore at 9:00 a.m. (New York time), on May 1, 1996, or at such other time not later than seven full business days thereafter and date as Lazard Freres & Co. LLC and the Company determine, such time being herein referred to as the "First Closing Date", against delivery of the Offered Securities as set forth above. The Regulation S Securities, the Restricted Global Security and the Restricted Definitive Securities will be made available for checking at the above offices of Cravath, Swaine & Moore at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from Lazard Freres & Co. LLC given to the Company from time to time not more than 30 days subsequent to the First Closing Date, the Initial Purchasers may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including any accrued interest thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Initial Purchasers the number of Optional Securities specified in such notice and the Initial Purchasers agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Initial Purchaser in the same proportions as the principal amount of Firm Securities set forth opposite such Initial Purchaser's name bears to the total principal amount of Firm Securities (subject to adjustment by Lazard Freres & Co LLC to eliminate fractions) and may be purchased by the Initial Purchasers only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Lazard Freres & Co. LLC to the Company.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as the "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by Lazard Freres & Co. LLC, but shall not be later than seven full business days after written notice of


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election to purchase Optional Securities is given.

     Payment for the Optional Securities being purchased on each Optional Closing Date and to be offered and sold by the Initial Purchasers in reliance on Regulation S (the "Optional Regulation S Securities") and the Optional Securities being purchased on such Optional Closing Date by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Rule 144A under the Securities Act (the "Optional 144A Securities") shall be made by the Initial Purchasers in New York Clearing House or next day funds by wire transfer to an account previously designated to Lazard Freres & Co. LLC by the Company at a bank acceptable to Lazard Freres & Co. LLC or by certified or official bank check or checks payable to the order of the Company at the office of Cravath, Swaine & Moore, against delivery to the Trustee of (i) the Regulation S Securities being purchased on such Optional Closing Date registered in the names and denominations as Lazard Freres & Co. LLC shall specify and (ii) the Restricted Global Securities representing all of the Optional Rule 144A Securities being purchased on such Optional Closing Date.

     4. REPRESENTATIONS BY INITIAL PURCHASERS; RESALE BY INITIAL PURCHASERS. (a) Each of the Initial Purchasers severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (b) Each Initial Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered Securities as part of the distribution, at any time, and otherwise, until 40 days after the later of the commencement of the offering and the latest Closing Date, in each case only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"), or to a limited number of Institutional Accredited Investors (as hereinafter defined) in accordance with subsection (c). Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed


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selling efforts with respect to the Offered Securities, and such Initial
Purchasers, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A or a sale to an Institutional Accredited Investor in accordance with subsection (c), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from such Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the 'Securities Act') and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Unless otherwise defined herein, terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each Initial Purchaser may offer and sell Offered Securities in definitive, fully registered form to a limited number of institutions, each of which is reasonably believed by it to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "Institutional Accredited Investor"); PROVIDED, HOWEVER, that each such Institutional Accredited Investor executes and delivers to it and the Company, prior to the consummation of any sale of Offered Securities to such Institutional Accredited Investor, an Initial Purchaser's Letter in substantially the form attached as Exhibit A to the Offering Memorandum (an "Initial Purchaser's Letter").

     (d) Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement


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of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each Initial Purchaser severally represents, warrants and agrees that
(i) it has not offered or sold and prior to the expiration of the period six months after the date of issue of the Offered Securities, and will not offer to sell in the United Kingdom, by means of any document, any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and
(iii) it has only issued or passed on, and will only issue or pass on to any person, in the United Kingdom, any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

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     5. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Initial
Purchasers that:

     (a) The Company will advise Lazard Freres & Co. LLC promptly of any proposal to amend or supplement the Offering Documents and will not effect such amendment or supplementation without its consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the initial resale of the Offered Securities by the Initial Purchasers, any event occurs as a result of which the Offering Documents as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify Lazard Freres & Co. LLC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission.

     (b) The Company will furnish to Lazard Freres & Co. LLC copies of the Preliminary Offering Memoranda, the Offering Documents and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Lazard Freres & Co. LLC reasonably request, and the Company will furnish to Lazard Freres & Co. LLC on the date hereof three copies of the Offering Memorandum signed by a duly authorized officer of the Company, one of each of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or is not in compliance with its obligations thereunder, the Company will promptly furnish or cause to be furnished to Lazard Freres & Co. LLC and, upon request, to each of the other Initial Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

     (c) The Company will arrange, in cooperation with the Initial Purchasers and their counsel, for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as Lazard Freres & Co. LLC designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers; PROVIDED, HOWEVER, that the Company will not be required to qualify as a foreign corporation or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

     (d) During the period of five years after the latest Closing Date, the Company will furnish to Lazard Freres & Co. LLC and, upon request, to each of the other Initial Purchasers as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to Lazard Freres & Co. LLC and, upon request, to each of the other Initial Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other publicly available information concerning the Company as Lazard Freres & Co. LLC may reasonably request.

     (e) During the period of three years after the later of the First Closing Date and the last Optional Closing Date, the Company will furnish to Lazard Freres & Co. LLC and, upon request, to each of the other Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

     (f) During the period of three years after the later of the First Closing Date and the last Optional Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

     (g) During the period of three years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

     (h) The Company will pay all expenses incidental to the performance of the Company's obligations (as applicable) under the Operative Documents, including
(i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, Operative Documents, the Offered Securities, the Offering Documents and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities (other than your legal (except as provided in the next sentence), accounting, travel or other fees and expenses); (iii) the cost of qualifying the Offered Securities for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market and any expenses incidental thereto; and (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities (other than a "tombstone" advertisement, if any). The Company will also pay or reimburse the Initial Purchasers for any reasonable expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as the Initial Purchasers designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, and for expenses incurred in distributing the Offering Documents (including any amendments and supplements thereto). On each Closing Date, in the event that the Company requests that it be paid in same day funds, the Company will pay to the Initial Purchasers an amount equal to the additional costs of effecting payment of the aggregate purchase price of the Offered Securities purchased by the Initial Purchasers on such Closing Date in same-day funds as compared with payment in New York Clearing House (next-day) funds.

     (i) In connection with the offering, until Lazard Freres & Co. LLC shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

     (j) For a period of 90 days after the date of the Offering Memorandum, neither the Company nor any of its subsidiaries will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities of the Company which mature more than one year from the date of the Offering Memorandum and which are substantially similar to the Offered Securities or any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of Lazard Freres & Co. LLC except (w) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof (x) grants of employee stock options or restricted stock pursuant to the terms of a plan in effect on the date hereof (y) issuance of Common Stock, subject to restrictions on resale satisfactory to Lazard Freres & Co. LLC, to a company in a transaction determined by the Company's Board of Directors to provide a strategic advantage to the Company and (z) the issuance of Common Stock pursuant to any of the transactions described under "Description of Capital Stock-Registration Rights" in the Offering Memorandum. Neither the Company nor any of its subsidiaries will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

     (k) The Company will use its best efforts to cause the Offered Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.

     (l) The Company will cause each Restricted Security to bear the legend set forth in the form of Note included in Article 2 of the Indenture until such legend shall no longer be necessary or advisable because the

Restricted Securities are no longer subject to the restrictions on transfer described therein.

     (m) The Company will comply with the Registration Rights Agreement and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Offered Securities for "book-entry" transfer.

     6. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the several Initial Purchasers to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities on the Optional Closing Date will be subject (i) to the provisions of Section 9 herein, (ii) in the case of representations and warranties qualified as to materiality, to the accuracy of and compliance with such representations and warranties in all respects, and in the case of representations and warranties not qualified as to materiality, to the accuracy of and compliance with such representations and warranties in all material respects taken as a whole, on the part of the Company herein, (iii) to the accuracy of the statements of Company officers made in any certificate furnished pursuant to the provisions hereof, (iv) to the performance by the Company of their obligations hereunder and (v) to the following additional conditions precedent:

          (a) The Initial Purchasers shall have received two letters, the first dated the date of this Agreement and the other dated such Closing Date, of Price Waterhouse LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

               (i) except as specifically set forth in such letter, in their opinion the financial statements and schedules examined by them and included in the Offering Documents comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations that would apply to the Offering Documents if the Offering Documents were prospectuses included in a registration statement on Form S-1 under the Securities Act;

              (ii) on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of: (A) reading the minutes of meetings of the Board of Directors of the Company and its consolidated subsidiaries since December 31, 1995 as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter; (B) reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Offering Memoranda to the date of the latest available interim financial data; and (C) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that: (x) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or shareholders' equity of the Company and subsidiaries consolidated as compared with amounts shown in the latest balance sheet included in the Offering Memoranda or (y) for the periods from January 1, 1996 to the date of the latest available financial data and to a specified date not more than five business days prior to delivery of such letter, there were any decreases, as compared with the fourth quarter of 1995, in consolidated revenues, income from operations or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Offering Memoranda disclose have occurred or may occur, or they shall state any specific changes, increases or decreases;

             (iii) on the basis of an examination of the financial statements included in the Offering Documents and inquiries of officials of the Company who have responsibility for financial and accounting matters, in their opinion the assumptions of the management of the Company provide a reasonable basis for presenting the effects of the offer and sale of the Offered Securities in the as adjusted columns in the tables under the sections "Capitalization" and "Summary--Summary Financial Information" in the Offering Documents, and the as adjusted columns under the sections "Capitalization" and "Summary--Summary Financial Information" give appropriate effect to those assumptions and the adjustments have been properly applied to the historical amounts in the compilation of those columns; and

                (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Documents (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specifically set forth in such letter.

          (b) The Initial Purchasers shall have received an opinion, dated such Closing Date, of Bingham, Dana & Gould LLP, counsel for the Company, substantially as set forth in Exhibit A hereto.

          (c) The Initial Purchasers shall have received from Ethan E. Jacks, General Counsel of the Company, to the effect that:

               (i) The execution, delivery and performance by the Company of the Operative Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions of the Operative Documents and the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject.

               (ii) There are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or any of their respective properties that if determined adversely would have, individually or in the aggregate, a material adverse effect on the financial condition, properties, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform their obligations under the Operative Documents or which are otherwise material in the context of the sale of the Offered Securities.

          (d) The Initial Purchasers shall have received an opinion, dated such Closing Date, of Hamilton, Brook, Smith & Reynolds, patent counsel for the Company, to the effect that:

               (i) the statements in the Offering Memorandum under the captions "Risk Factors--Unpredictability of Patent Protection and Proprietary Technology," and "Business--Intellectual Property and Proprietary Technology," insofar as they relate to provisions of statutes, regulations, contracts, agreements, patents, patent applications or matters of United States patent law are accurate and correct in all material respects;

               (ii) the applications filed by such counsel on behalf of the Company with the United States Patent and Trademark Office have been duly and adequately filed;

             (iii) the Company owns of record all right, title and interest in and to the patents and patent applications described in the Offering Memorandum free and clear of any adverse claim known by such counsel of any third party. To such counsel's knowledge, the Company has not infringed, is not infringing and has not received any notice of infringement of any patents of any other person (other than a threatened litigation or action for which the Company has received an opinion of counsel to the effect that the chances that such threatened litigation or action could be determined adversely to the Company are remote) which might have a material and adverse effect on the properties, business, financial condition or results of operations of the Company; and

              (iv) to such counsel's knowledge, there is no litigation or governmental or other proceeding relating to the intellectual property rights, before any court or before or by any public body or board (other than the United States Patent and Trademark Office) pending to which the Company is a party or threatened against the Company (other than a threatened litigation or action for which the Company has received an opinion of counsel to the effect that the chances that such threatened litigation or action could be determined adversely to the Company are remote) which might materially and adversely affect the properties, business, financial condition or results of operations of the Company; to the counsel's knowledge, the Company has not given notice to any third party of any claim of infringement of its patents.

          (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to such matters as Lazard Freres & Co. LLC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Initial Purchasers shall have received a certificate dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

               (ii) Since the date of this Agreement, there has been no material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries which would result in a material adverse change to the Company or its subsidiaries considered as a whole or M4.

          (g) At the First Closing Date, the Company shall have furnished to the Initial Purchasers a letter substantially in the form of Exhibit B hereto.

          (h) Subsequent to the execution and delivery of this Agreement and prior to the First Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities (including the Offered Securities) by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act.

     The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as Lazard Freres & Co. LLC reasonably requests. Lazard Freres & Co. LLC may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchasers hereunder, whether in respect of such Closing Date or otherwise.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) (including, without limiting the foregoing, the reasonable legal and other expenses incurred in connection with investigating or defending any action, suit or proceeding or any claim asserted, as such expenses are incurred) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the

Offering Documents or any with respect to the Offered Securities, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information furnished to the Company by the Initial Purchasers in (i) the first paragraph of page 4 of the Offering Memoranda concerning over-allotment and stabilization by the Initial Purchasers and (ii) the second paragraph of the text under the caption "Plan of Distribution" in the Offering Memorandum; and PROVIDED, HOWEVER, that the Company shall not be liable to any Initial Purchaser under the indemnity agreement in this Section 7(a) with respect to any Preliminary Offering Memorandum to the extent that any such loss, claim, damage or liability of such Initial Purchaser results from the fact that such Initial Purchaser sold Offered Securities to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum or of the Offering Memorandum as then amended or supplemented in any case where such delivery is required by law if the loss, claim, damage or liability of such Initial Purchaser results from an untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum which was corrected in the Offering Memorandum or in the Offering Memorandum as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 7(a).

     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but only with reference to the information furnished to the Company by the Initial Purchasers specified in
Section 7(a). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have to the persons referred to above in this Section 7(b).

   (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; however, the omission to so notify the indemnifying party shall relieve the indemnifying party from liability only to the extent prejudiced thereby. The indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all persons, if any, who control any such Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses to be paid pursuant to each of clauses (a) and (b) of this sentence shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchasers and such control persons of the Initial Purchasers, such firm shall be designated in writing by Lazard Freres & Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.

     (d) If the indemnification provided for in this Section 7 is insufficient or unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total offering discount and commissions received by the Initial Purchasers. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 7(d), in no event shall any such Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased and resold it exceeds the amount of any damages which such Initial Purchaser otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. DEFAULT OF INITIAL PURCHASERS. If any one or more of the Initial Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the principal amount of Offered Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the aggregate principal amount of Offered Securities to be purchased on such Closing Date by all Initial Purchasers, each nondefaulting Initial Purchaser shall be obligated severally, in proportion to its respective commitments hereunder, to purchase the Offered Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Offered Securities that any Initial Purchaser has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Initial Purchaser. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur is more than 10% of the total principal amount of Offered Securities which the Initial Purchaser or Initial Purchasers are so obligated to purchase on such date and arrangements satisfactory to Lazard Freres & Co. LLC and satisfactory to the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement may be terminated by Lazard Freres & Co. LLC or by the Company without liability on the part of any nondefaulting Initial Purchaser or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 9 provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for a Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant a Section 8 or if for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Initial Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii) or (iii) of Section 9, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by the Initial Purchasers in connection with the offering of the Offered Securities.

     10. TERMINATION. This Agreement may be terminated for any reason at any time prior to delivery and payment for the Securities by the Initial Purchasers upon the giving of written notice of such termination to the Company, if prior to such time (i) there has been, since the date of this Agreement, any material adverse change in the financial condition, earnings, business or prospects of the Company and its subsidiaries considered as a whole or M4, whether or not arising in the ordinary course of business, or (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing national or international financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of Lazard Freres & Co. LLC, impracticable or unadvisable to market the Offered Securities in the manner contemplated in the Offering Documents or enforce contracts for the sale of the Offered Securities or (iii) trading in the Common Stock of the Company has been suspended by the Commission or the Nasdaq/NMS or, trading generally on any of the American Stock Exchange, the NASDAQ/NMS or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of such exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of subsection (h) of Section 5 and Sections 7, 8, and 13 shall remain in effect.

     11. NOTICES. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o Lazard Freres & Co. LLC, 30 Rockefeller Plaza, New York, NY 10020, Attention: Syndicate Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Molten Metal Technology, Inc., if prior to May 6, 1996, 51 Sawyer Road, Waltham, MA 02154, and, on or after such date 400-2 Totten Pond Road, Waltham, MA 02154, Attention:
Chief Financial Officer and General Counsel; PROVIDED, HOWEVER, that any notice to the Initial Purchasers pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed of Lazard Freres & Co. LLC.

     12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with Initial Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and you in accordance with its terms.

                               Very truly yours,

                               MOLTEN METAL TECHNOLOGY, INC.


                               by  /s/ Benjamin T. Downs
                                   -----------------------
                                   Name: Benjamin T. Downs
                                   Title: Executive Vice
                                            President

The foregoing Purchase Agreement
is hereby confirmed and accepted
 as of the date first above written.

LAZARD FRERES & CO. LLC
ALEX. BROWN & SONS INCORPORATED
OPPENHEIMER & CO., INC.


    LAZARD FRERES & CO. LLC,


      by  /s/ James L. Kempner
          ------------------------
          Name: James L. Kempner
          Title: Managing Director

          [Acting on behalf of itself
          and as the Representative of
          the several Initial Purchasers]

                                   SCHEDULE A


                                        Principal Amount
Purchaser                               of Firm Securities
- ---------                               ------------------

Lazard Freres & Co. LLC . . . . . . .       $ 62,500,000

Alex. Brown & Sons Incorporated . . . .     $ 31,250,000

Oppenheimer & Co., Inc.  . . . . . . . .    $ 31,250,000
                                            ------------
               Total . . . . . . . . . .    $125,000,000
                                            ============

                                    EXHIBIT B
                       [Letterhead of officer or director
                        of Molten Metal Technology, Inc.]


                          Molten Metal Technology, Inc.
                          -----------------------------
                         Offering of 5 1/2% Convertible
                         ------------------------------
                           Subordinated Notes Due 2006
                           ---------------------------

                                                                  April   , 1996

Lazard Freres & Co. LLC
Lazard Capital Markets
Alex. Brown & Sons Incorporated
Oppenheimer & Co., Inc.

c/o  Lazard Freres & Co. LLC
     30 Rockefeller Plaza
     New York, New York 10020

Dear Sirs:

     This letter is being delivered to you in accordance with the proposed Purchase Agreement (the "Purchase Agreement") between Molten Metal Technology, Inc. (the "Company") and Lazard Freres & Co. LLC, Lazard Capital Markets, Alex. Brown & Sons Incorporated and Oppenheimer & Co., Inc., relating to an offering of % Convertible Subordinated Notes (the "Notes"), of the Company. The Notes are convertible, at the option of holder thereof, at any time after 90 days following the date of original issuance and prior to maturity, unless previously redeemed, into shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

     In order to induce you to enter into the Purchase Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock of the Company beneficially owned by the undersigned or any securities representing, convertible into, or exchangeable or exercisable for, Common Stock for a period of 90 days following the First Closing Date (as defined in the Purchase Agreement) without the express written consent of Lazard Freres & Co. LLC, other than shares of Common Stock disposed of as bona fide gifts.

     If for any reason the Purchase Agreement shall be terminated prior to the First Closing Date, the agreement set forth above shall likewise be terminated.


                                   Very truly yours,

                                   [Signature of officer
                                   or director]

                                   [Name and address of
                                   officer or director]